NVE Corporation Announces Death of Board Member Richard W. Kramp

EDEN PRAIRIE, Minn.—May 6, 2024—NVE Corporation (Nasdaq: NVEC) announced with sadness that Richard W. Kramp, a member of the Company’s Board of Directors, passed away after an illness. Mr. Kramp was first elected to NVE’s Board in 2014 after a long and distinguished career in the medical device industry. Most recently, he was CEO of Synovis Life Technologies, Inc., a diversified medical device company, from 2007 to 2012.

“Rich has been a valuable member of our Board of Directors for the past ten years, and we are grateful for his insights, counsel, and dedication to NVE and its shareholders,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. “He will be missed. We extend our deepest condolences to his family.”

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store, and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data.

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